                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY








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                                   $75,000,000






                                  CHATTEM, INC.






                    8 7/8% SENIOR SUBORDINATED NOTES DUE 2008






                             UNDERWRITING AGREEMENT


                              DATED APRIL 29, 1999




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

                                Table of Contents
                                -----------------

                                                                           Page
                                                                           ----


  Section 1.  Representations and Warranties of the Company...................2
         (a)  Compliance with Registration Requirements.......................2
         (b)  Exchange Act Compliance.........................................3
         (c)  Offering Materials Furnished to Underwriters....................3
         (d)  Distribution of Offering Material By the Issuers................3
         (e)  Company Not an "Investment Company."............................3
         (f)  No Material Adverse Change......................................4
         (g)  Incorporation and Good Standing of the Company and its
                Subsidiaries..................................................4
         (h)  Capitalization and Other Capital Stock Matters..................4
         (i)  The Underwriting Agreement......................................4
         (j)  Authorization of the Notes......................................5
         (k)  Authorization of the Guarantees.................................5
         (l)  Authorization of the Indenture..................................5
         (m)  Non-Contravention of Existing Instruments; No Further
                Authorizations or Approvals Required..........................5
         (n)  Conformation of Descriptions....................................6
         (o)  No Material Actions or Proceedings..............................6
         (p)  Title to Properties.............................................6
         (q)  Independent Accountants.........................................7
         (r)  Preparation of the Financial Statements.........................7
         (s)  Company's Accounting System.....................................7
         (t)  Solvency........................................................8
         (u)  Intellectual Property Rights....................................8
         (v)  Compliance with Environmental Laws..............................8
         (w)  Periodic Review of Costs of Environmental Compliance............8
         (x)  No Labor Disturbances...........................................9
         (y)  No Unlawful Contributions.......................................9
         (z)  Florida Statute Compliance......................................9
         (aa) No Applicable Registration or Other Similar Rights..............9
         (bb) No Price Stabilization or Manipulation..........................9
         (cc) Stock Exchange Listing..........................................9
         (dd) Timely Filings.................................................10
         (ee) Year 2000 Compliance...........................................10
         (ff) All Necessary Permits, etc.....................................10
         (gg) Tax Law Compliance.............................................10
         (hh) Insurance......................................................11
         (ii) Related Party Transactions.....................................11
         (jj) ERISA Compliance...............................................12

         (kk) Industry Data..................................................12
         (ll) No Claims for Finder's Fee.....................................12
         (mm) No Prohibition under ERISA or Internal Revenue Code............12

  Section 2.  Purchase, Sale and Delivery of the Securities..................13
         (a)  The Securities.................................................13
         (b)  The Closing Date...............................................13
         (c)  Public Offering of the Securities..............................13
         (d)  Payment for the Securities.....................................13
         (e)  Delivery of the Securities.....................................13
         (f)  Delivery of Prospectus to the Underwriters.....................14
         (g)  Delivery of Independent Underwriter............................14

  Section 3.  Additional Covenants of the Company............................14
         (a)  Review of Proposed Amendments and Supplements..................14
         (b)  Securities Act Compliance......................................14
         (c)  Amendments and Supplements to the Prospectus and Other
                Securities Act Matters.......................................15
         (d)  Copies of any Amendments and Supplements to the Prospectus.....15
         (e)  Future Reports to the Underwriters.............................15
         (f)  Blue Sky Compliance............................................15
         (g)  Use of Proceeds................................................16
         (h)  Not an Investment Company......................................16
         (i)  Periodic Reporting Obligations.................................16
         (j)  Exchange Act Compliance........................................16
         (k)  Best Efforts...................................................16

  Section 4.  Payment of Expenses............................................16

  Section 5.  Conditions of the Obligations of the Underwriters..............17
         (a)  Compliance with Registration Requirements; No Stop Order; No
                Objection from NASD..........................................17
         (b)  No Material Adverse Change or Ratings Agency Change............17
         (c)  Officers' Certificate..........................................18
         (d)  Opinion of Counsel for the Company.............................18
         (e)  Opinion of Counsel for the Underwriters........................18
         (f)  Pricing Opinion of the Independent Underwriter.................18
         (g)  Accountants' Comfort Letter....................................18
         (h)  Bring-down Comfort Letter......................................19
         (i)  Additional Documents...........................................19

  Section 6.  Reimbursement of Underwriters' Expenses........................19

  Section 7.  Effectiveness of this Agreement................................19

  Section 8.  Indemnification................................................20
         (a)  Indemnification of the Underwriters............................20
         (b)  Indemnification of the Company, its Directors and Officers.....21
         (c)  Notifications and Other Indemnification Procedures.............21
         (d)  Settlements....................................................22

  Section 9.  Contribution...................................................23

  Section 10. Termination of this Agreement..................................24

  Section 11. Representations and Indemnities to Survive Delivery............24

  Section 12. Notices........................................................24

  Section 13. Successors.....................................................25

  Section 14. Partial Unenforceability.......................................26

  Section 15. Governing Law Provisions.......................................26

  Section 16. General Provisions.............................................26

                             UNDERWRITING AGREEMENT



                                                                  April 29, 1999


    NATIONSBANC MONTGOMERY SECURITIES LLC
    LEHMAN BROTHERS INC.
    c/o NationsBanc Montgomery Securities LLC
    100 Tryon Street, 7th Floor
    Charlotte, NC  28255

    Ladies and Gentlemen:


                Introductory. Chattem, Inc., a Tennessee corporation (the "Company), proposes to issue and sell to NationsBanc Montgomery Securities LLC "NMS") and Lehman Brothers Inc. ("Lehman" and, together with NMS, the "Underwriters") $75,000,000 in aggregate principal amount of its 8 7/8% Senior Subordinated Notes due 2008 (the "Notes"). The Notes will be fully and unconditionally guaranteed (the "Guarantee" and, collectively with the Notes, the "Securities") on a senior subordinated basis, by Signal Investment & Management Co. (the "Guarantor" and, together with the Company, the "Issuers"). The Securities are to be issued pursuant to an indenture, dated as of March 24, 1998 (the "Indenture"), by and among the Company, the Guarantor and SouthTrust Bank, National Association (the "Trustee").

                The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No.333-69397), which registration statement contains a form of prospectus relating to the offering from time to time of up to $250,000,000 in aggregate principal amount of debt securities, shares of preferred stock, shares of common stock and/or warrants of the Company in accordance with Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act"). Such registration statement, as amended, has been declared effective by the Commission and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). In addition, the Company has prepared and filed with the Commission a Preliminary Prospectus (as defined) pursuant to Rule 424(b)(2) under the Securities Act in accordance with Rule 424(b)(2) under the Securities Act.

               The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "Effective Date" shall mean each date that the Registration Statement (as defined), any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and the time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus, including any preliminary prospectus supplement, used in connection with the offer of any Notes prior to the date hereof and any preliminary prospectus included in the Registration Statement at the Effective Date. The form of prospectus, including any prospectus supplement, relating to the Notes as first filed pursuant to Rule 424(b)(5) after the Execution Time or, if no filing pursuant to Rule 424(b)(5) is required, such form of prospectus included in the Registration Statement at the Effective Date, is hereinafter called the "Prospectus." "Registration Statement" shall mean the registration statement referred to above (File No.333-69397), including all documents and financial statements incorporated or deemed to be incorporated by reference therein, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective or any supplement thereto is filed prior to the Closing Date (as defined), shall also mean such registration statement as so amended or supplemented. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents and financial statements incorporated or deemed to be incorporated therein pursuant to Item 12 of Form S-3 which were filed under the securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or Prospectus, as the case may be, and shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"); and any reference herein to the terms, "amend," "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

              The Issuers hereby confirm their agreements with the Underwriters as follows:

Section 1.    Representations and Warranties of the Company.


              The Issuers, jointly and severally, hereby represent, warrant and covenant to each Underwriter as follows:

        (a)   Compliance with Registration Requirements.   The Registration
Statement, as of the Effective Date of the Registration Statement and as of the Closing Date (as defined) and the Prospectus, as of the date first filed in accordance with Rule 424(b)(5) under the Securities Act after the Execution Time and on the Closing Date complied and will comply, as the case may be, in all material respects with the requirements of the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as permitted by Regulation S-T under the Securities Act), was identical in content to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Securities. The Indenture conforms in all material respects to the requirements of the Trust Indenture Act. The Registration Statement has been declared effective by the Commission under the Securities Act and the Indenture has been qualified under the Trust Indenture Act; no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending before or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in accordance with Rule 424(b) under the Securities Act. The Registration Statement, as of the Effective Date of the Registration Statement (and, if any amendment to the Registration Statement or an annual report on Form 10-K has been filed by the Company with the Commission subsequent to the Effective Date, then at the time of the most recent such filing) and as of the Closing Date did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its issue date and as of the Closing Date did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to
(A) statements in or omissions from the Registration Statement or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement or the Prospectus or (B) that part of the Registration Statement constituting the Statement of Eligibility and Qualification under the Trust Indenture Act ("Form T-1"). There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described, filed or incorporated by reference therein, as required.

        (b) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (c) Offering Materials Furnished to Underwriters. The Issuers have delivered to the Underwriters conformed copies of the Registration Statement, the Preliminary Prospectus and the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriters have reasonably requested.

        (d) Distribution of Offering Material By the Issuers. The Issuers have not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters' distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Prospectus or the Registration Statement (including any documents deemed to be incorporated by reference therein).

        (e)   Company Not an "Investment Company."   The Company and its
subsidiaries have been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). Neither the Company nor any of its subsidiaries is, or after receipt of payment for the Notes will be, an "investment company" within the meaning of the Investment Company Act, and each of the Company and its subsidiaries will conduct its business in a manner so that it will not become subject to the Investment Company Act.

        (f) No Material Adverse Change. Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition (financial or otherwise), results of operations, affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business; and (ii) there have been no material transactions entered into by the Company or any of its subsidiaries (together with (i), a "Material Adverse Change").

        (g) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation with corporate power and authority to own, lease

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and operate its properties and conduct its business as described in the
Prospectus and enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, affairs or business prospects of the Company and its subsidiaries considered as a whole (a "Material Adverse Effect"). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1998 and the subsidiaries listed on Schedule B attached hereto. Each of the
                                    ----------
subsidiaries of the Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has the requisite power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified as a foreign organization to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        (h)   Capitalization and Other Capital Stock Matters.   The authorized,
issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options or warrants described in the Prospectus). All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. All of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable, and, except as described in the Prospectus, all shares of capital stock of each subsidiary of the Company are owned by the Company (except for directors' qualifying shares issued for Chattem (U.K.) Ltd. and HBA Insurance Ltd.), directly or through subsidiaries of the Company, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

        (i) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Issuers, enforceable against the Issuers in accordance with its terms, except that (i) enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (ii) the enforceability of any indemnification or contribution provisions thereof may be limited under applicable securities laws or the public policies underlying such laws.

         (j) Authorization of the Notes. The Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with this Agreement, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture, except that enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

        (k) Authorization of the Guarantees. The Guarantees endorsed on the Notes have been duly authorized by the Guarantor and when the Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to the Underwriters in accordance with this Agreement, the Guarantees will constitute the valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with their terms, and will be entitled to the benefits of the Indenture, except that enforcement thereof may be subject to
(A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

        (l)   Authorization of the Indenture.   The Indenture has been duly
authorized by the Issuers. When the Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered by the Issuers and, assuming the due execution and delivery thereof by the Trustee, will constitute the valid and binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms, except that enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

        (m) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The execution, delivery and performance of this Agreement and the Indenture by the Issuers and the consummation of the other transactions contemplated hereby and by the Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which either the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries are subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute to which they may be subject or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (except to the extent any such conflict, breach, violation or default singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect); and except for such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities and Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters or such consents which have been obtained, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the Indenture by the Issuers and the consummation of the other transactions contemplated hereby and by the Prospectus, and the issuance and sale of the Notes by the Issuers (except to the extent the failure to obtain such consent would not reasonably be expected to have a Material Adverse Effect). Neither the Company nor any of its subsidiaries is in breach or violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries are subject, nor is the Company or any of its subsidiaries in violation of the provisions of its respective charter or by-laws or any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of its subsidiaries or any of their properties or assets (except to the extent any such conflict, breach, violation or default is cured at or prior to the Closing Date and within the grace period applicable thereto or would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect).

        (n) Conformation of Descriptions. As of the Closing Date, the Securities and the Indenture will conform in all material respects to the descriptions thereof contained in the Prospectus.

        (o) No Material Actions or Proceedings. Except as set forth in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Issuers or any of its subsidiaries that would reasonably be expected to result in a Material Adverse Change or, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially and adversely affect the offering of the Securities.

        (p) Title to Properties. The Company and each of its subsidiaries has good and indefeasible title in fee simple to all real property and good and indefeasible title to all personal property owned by it and necessary in the conduct of the business of the Company or such subsidiary, in each case free and clear of all liens, encumbrances and defects except (i) such as are referred to in the Registration Statement and the Prospectus or (ii) such as do not materially and adversely affect the value of such property to the Company or such subsidiary, and do not interfere with the use made and proposed to be made of such property by the Company or such subsidiary to an extent that such interference would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. All leases to which the Company or its subsidiaries is a party are valid and binding, and no default has occurred or is continuing thereunder which could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially and adversely affect the offering of the Securities, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee (with such exceptions as do not materially interfere with the use made by the Company or such subsidiary).

        (q) Independent Accountants. Arthur Anderson LLP and Pricewaterhouse Coopers LLP, who have expressed their opinions with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public accountants as required by the Securities Act and the Exchange Act.

        (r) Preparation of the Financial Statements. The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, or in any supplement thereto or amendment thereof, present fairly, in all material respects the consolidated financial position of the Company and its subsidiaries, on a consolidated basis as at the dates indicated and the results of their respective operations and changes in their financial position for the periods specified. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The other financial information and data included in the Registration Statement and the Prospectus, historical and pro forma, are accurately presented in all material respects and prepared on a basis consistent with the financial statements, historical and pro forma, included in the Prospectus and the books and records of the Company and its subsidiaries. The statistical information and data included in the Prospectus are accurately presented in all material respects.

        (s) Company's Accounting System. The Company and each of its subsidiaries maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (t) Solvency. Neither the Company nor any of its subsidiaries is now or, after giving effect to the issuance of the Securities, and the application of the proceeds thereof, will be (i) insolvent, (ii) left with unreasonably small capital with which to engage in its anticipated businesses or (iii) incurring debts beyond its ability to pay such debts as they become due.

        (u) Intellectual Property Rights. Except as would not reasonably be expected to have a Material Adverse Effect, both before and immediately after giving effect to the transactions contemplated by this Agreement, the Company and its subsidiaries own, or otherwise possess the right to use, all patents, trademarks, service marks, trade names and copyrights, all applications and registrations for each of the foregoing, and all other proprietary rights and confidential information used in the conduct of their respective businesses as currently conducted; and, except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with the rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

        (v) Compliance with Environmental Laws. The Company and its subsidiaries, both before and immediately after giving effect to the offering of the Securities, are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to received required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        (w) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        (x) No Labor Disturbances. No labor problem or disturbance with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Issuers, is threatened which, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

        (y) No Unlawful Contributions. Neither the Company nor any of its subsidiaries, nor, to the Issuers' knowledge, any director, officer, agent, employee, shareholder or other person, in any such case, acting on behalf of the Company or any of its subsidiaries, has used any corporate funds during the last five years for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, payoff, influence payment, kickback or other payment that is unlawful.

        (z) Florida Statute Compliance. The Company and its subsidiaries have complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with persons or affiliates located in Cuba.

        (aa) No Applicable Registration or Other Similar Rights. There are not currently, and will not be as a result of the transactions contemplated by this Agreement, any contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right to require the Company or any of its subsidiaries to file a registration statement under the Securities Act with respect to any securities owned or to be owned by such person or to require the Company or any of its subsidiaries to include such securities in any securities being registered pursuant to any registration statement filed by the Company or any of its subsidiaries under the Securities Act.

        (bb) No Price Stabilization or Manipulation. None of the Company or any of its subsidiaries has (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, (ii) since the date of the Prospectus, (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Securities or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

        (cc) Stock Exchange Listing. The common stock of the Company is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of its common stock under the Exchange Act or delisting its common stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the National Association of Securities Dealers, Inc. (the "NASD") is contemplating terminating such registration or listing.

        (dd) Timely Filings. During the past twenty-four months, the Company has filed in a timely manner each document or report required to be filed by it pursuant to the Exchange Act; each such document or report at the time it was filed conformed to the requirements of the Exchange Act; and none of such documents or reports contained an untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

        (ee) Year 2000 Compliance. The Company has (i) initiated a review and assessment of all areas within its and each of its subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Company or any of its subsidiaries (or suppliers, vendors and customers) that are material to the Company's or any of its subsidiaries' business or operations may be unable to recognize and perform properly date-sensitive functions involving certain dates on and after January 1, 2000), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Based on the actions taken by the Company to date, the Company is not aware of any reason its suppliers, vendors and customers would fail to be Year 2000 Compliant (as defined). Based on the foregoing, the Company believes that all computer applications that are material to its or any of its subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Change.

        (ff) All Necessary Permits, etc. The Company and its subsidiaries possess adequate certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and except as set forth in the Prospectus, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorably decision, ruling or finding, would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        (gg) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns, other than those returns which failure to file would not result in a Material Adverse Change and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them other than those amounts being contested in good faith or those amounts which the failure to pay would not result in a Material Adverse Change The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(j) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

        (hh) Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

        (ii) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Prospectus which have not been described as required.

         (jj) ERISA Compliance. The Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or
(ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

        (kk) Industry Data. The industry-related data included in the Registration Statement and the Prospectus is true and accurate in all material respects.

        (ll) No Claims for Finder's Fee. Except pursuant to this Agreement, there are no contracts, agreements or understandings between the Company, any of its subsidiaries or any of their joint ventures and any other person that would give rise to a valid claim against the Company or any of the Underwriters for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Notes.

        (mm) No Prohibition under ERISA or Internal Revenue Code. The execution and delivery of this Agreement and the sale of the Securities will not involve any prohibited transaction within the meaning of Section 406 of ERISA or
Section 4975 of the Code.

              Any certificate signed by an officer of any Issuer and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by such Issuer to each Underwriter as to the matters set forth therein.

Section 2.    Purchase, Sale and Delivery of the Securities.

         (a) The Securities. The Issuers, jointly and severally, agree to issue and sell to the Underwriters the Securities upon the terms set forth herein. On the basis of the representations, warranties and agreements contained herein, and upon the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Issuers the respective principal amount of the Securities set forth opposite such Underwriter's name on Schedule A attached hereto at an aggregate purchase price equal to 97.615% of the principal amount thereof.

        (b) The Closing Date. Delivery of certificates for the Securities to be purchased by the

Underwriters and payment therefor shall be made at the offices of Latham & Watkins, 885 Third Avenue, New York, New York at 9:00 a.m. New York time, on May 7, 1999 or such other time and date the Underwriters shall designate by notice to the Company (the time and date of such closing are called the "Closing Date"). The Company hereby acknowledges that circumstances under which the Underwriters may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Underwriters to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10 hereof.

        (c)   Public Offering of the Securities.   The Underwriters hereby
advise the Issuers that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Securities as soon after this Agreement has been executed and the Registration Statement has been declared effective, as the Underwriters have determined is advisable and practicable.

        (d) Payment for the Securities. Payment for the Securities shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.

              It is understood that NMS has been authorized, for its own account and the accounts of the Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Securities. NMS, individually and not as an Underwriter, may (but shall not be obligated to) make payment for any Securities to be purchased by any Underwriter whose funds shall not have been received by NMS, in its capacity as Underwriter, by the Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

        (e) Delivery of the Securities. The Issuers shall deliver, or cause to be delivered, to NMS for the accounts of the Underwriters certificates at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Securities shall be in definitive fully registered form and registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), or such other name or names and in such denominations as the Underwriters shall have requested at least two full business days prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City as the Underwriters may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

        (f) Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. on the second business day following the date the Securities are released by the Underwriters for sale to the public, the Issuers shall deliver, without charge, or cause to be delivered copies of the Prospectus in such quantities and at such places as the Underwriters shall request.

        (g) Delivery of Independent Underwriter. The Company hereby retains Lehman, and Lehman hereby agrees, to act as qualified independent underwriter pursuant to the rules of the NASD (the "Independent Underwriter") in connection with the offer and sale of the Securities.

Section 3.    Additional Covenants of the Company.

The Issuers, jointly and severally, further covenant and agree with each Underwriter as follows:

        (a) Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement or the Prospectus, the Company shall furnish to the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters reasonably object.

        (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Underwriters in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the common stock of the Company from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Issuers will use their best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Issuers agree that they shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) were received in a timely manner by the Commission.

        (c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Underwriters or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with the Securities Act or any other law, the Issuers agree to promptly prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with the Securities Act and any other applicable laws.

        (d) Copies of any Amendments and Supplements to the Prospectus. The Issuers agree to furnish to the Underwriters, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Underwriters may request.

         (e) Future Reports to the Underwriters. So long as the Securities are outstanding, the

Issuers shall to the Underwriters copies of any annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q, and 8-K or such other reports filed by the Company with the Commission, the NASD or any securities exchange, and such other documents, reports and information as shall be furnished by the Issuers to the Trustee or to the holders of the Securities pursuant to the Indenture.

        (f) Blue Sky Compliance. The Issuers will use their best efforts to qualify the Securities for sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters reasonably designate and to continue such qualifications in effect so long as reasonably required for the distribution of the Securities. The Issuers will also arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as the Underwriters reasonably request. Notwithstanding the foregoing, the Issuers shall not be obligated to qualify as a foreign corporation in any jurisdiction in which they are not so qualified or to file a general consent to service of process or to subject themselves to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

        (g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by the Issuers in the manner described under the caption "Use of Proceeds" in the Prospectus.

        (h) Not an Investment Company. The Issuers will take such steps as shall be necessary to ensure that neither the Company nor any of its subsidiaries shall become an "investment company" within the meaning of the Investment Company Act.

        (i) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act.

        (j) Exchange Act Compliance. During the Prospectus Delivery Period, the Company shall file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

        (k) Best Efforts. The Company shall do all things reasonably necessary to satisfy the closing conditions set forth in Section 5 hereof.

              The Underwriters may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

Section 4.    Payment of Expenses.

              The Issuers, jointly and severally, agree to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Securities, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration

Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) the Securities for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Securities, (viii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of any counsel for the Trustee in connection with the Indenture and the Securities,
(ix) any fees paid to rating agencies in connection with the rating of the Securities, (x) the costs and expenses of DTC and its nominee, including its book-entry system and (xi) all other fees, costs and expenses referred to in
Item 14 of Part II of the Registration Statement. Except as provided in this
Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

Section 5.    Conditions of the Obligations of the Underwriters.

              The obligations of the Underwriters to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Issuers set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made to the timely performance by each of the Company and the Guarantor of its covenants and other obligations hereunder, and to each of the following additional conditions:

        (a) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the Closing Date:

              (i) the Company, if required, shall have filed the Prospectus with the Commission in the manner and within the time period required by Rule 424(b)(5) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective;

              (ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

              (iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

        (b) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

              (i) in the judgment of the Underwriters there shall not have occurred any Material Adverse Change; and

              (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

        (c)   Officers' Certificate.   On the Closing Date, the Underwriters
shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect set forth in subsections (a)(ii) and (b)(ii) of this Section 5, and further to the effect that:

              (i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

              (ii) the representations, warranties and covenants of the Issuers set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

              (iii) each of the Company and the Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

        (d)   Opinion of Counsel for the Company.  On the Closing Date,
the Underwriters shall have received the favorable opinion of Miller & Martin LLP, counsel for the Issuers, dated as of the Closing Date, in substantially the form attached hereto as Exhibit A.
                        ---------

        (e) Opinion of Counsel for the Underwriters. On the Closing Date, the Underwriters shall have received the favorable opinion of Latham & Watkins, counsel for the Underwriters, dated as of the Closing Date.

        (f) Pricing Opinion of the Independent Underwriter. On the Closing Date, NMS and the Company shall have received the pricing opinion from the Independent Underwriter, in the form attached hereto as Exhibit B.
                                                        ---------

        (g)   Accountants' Comfort Letter.  On the date hereof, the
Underwriters shall have received from each of Arthur Anderson LLP and PricewaterhouseCoopers LLP, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Underwriters and their counsel, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information of the Company and its subsidiaries contained in the Registration Statement and the Prospectus.

        (h) Bring-down Comfort Letter. On the Closing Date, the Underwriters shall have received from each of Arthur Anderson LLP and PricewaterhouseCoopers LLP, a letter dated such date, in form and substance satisfactory to the Underwriters, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

        (i) Additional Documents. On or before the Closing Date, the Underwriters and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

              If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriters by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 hereof shall at all times be effective and shall survive such termination.

Section 6.    Reimbursement of Underwriters' Expenses.

              If this Agreement is terminated by the Underwriters pursuant to
Section 5, Section 7, Section 10 or Section 11 hereof, or if the sale to the Underwriters of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 7.    Effectiveness of this Agreement.

              This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Underwriters of the effectiveness of the Registration Statement under the Securities Act.

              Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) either the Company or the Guarantor to any Underwriter, except that the Issuers shall be obligated to reimburse the expenses of the Underwriters pursuant to Sections 4 and 6 hereof,
(b) any Underwriter to the Company or the Guarantor, or (c) any party hereto to any other party, except that the provisions of Section 8 and Section 9 hereof shall at all times be effective and shall survive such termination.

Section 8.    Indemnification.

        (a) Indemnification of the Underwriters. The Issuers, jointly and severally, agree to indemnify and hold harmless each Underwriter (including the Independent Underwriter in its role as qualified independent underwriter pursuant to the rules of the NASD), its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, any such officer or employee, or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Issuers contained herein; or (iv) in whole or in part upon any failure of the Issuers to perform their obligations hereunder or under law; or (v) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and which relates to any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Issuers shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct; or (vi) any act or failure to act or any alleged act or failure to act by the Independent Underwriter in connection with its role as qualified independent underwriter pursuant to the rules of the NASD (provided that the Issuers shall not be liable under this clause to the extent that it is determined in a final judgment of a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any acts or failures to act, undertaken or omitted to be taken by such Independent Underwriter through its gross negligence or willful misconduct) and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Underwriters) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of any of the Underwriters expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any Preliminary Prospectus, the foregoing indemnity shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Securities, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity set forth in this Section 8(a) shall be in addition to any liabilities that the Issuers may otherwise have.

        (b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Company and the Guarantor, each of its directors, each of the Company's officers who signed the Registration Statement and each person, if any, who controls any Issuer within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which such Issuer, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Issuers by the Underwriters expressly for use therein; and to reimburse the Issuers, or any such director, officer or controlling person for any legal and other expense reasonably incurred by such Issuer, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Issuers hereby acknowledge that the only information that the Underwriters have furnished to the Issuers expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth as the fourth paragraph, as the first sentence of the sixth paragraph, as the seventh paragraph and as the ninth paragraph under the caption "Underwriting" in the Prospectus; and the Underwriters confirm that such statements are correct. The indemnity set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

        (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (NMS in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

        (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and the indemnifying party has not responded to such request in good faith and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

Section 9.    Contribution.

              If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Issuers, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Issuers, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

              The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8(c) hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) hereof for purposes of indemnification.

              The Issuers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

              Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an
-----------
Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Issuers, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Issuers with the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Issuers.

Section 10.   Termination of this Agreement.

              Prior to the Closing Date this Agreement maybe terminated by the Underwriters by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq National Market, or trading in securities generally on either the Nasdaq National Market or The New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal or state authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United

States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Underwriters are material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Underwriters there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Underwriters may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 hereof shall at all times be effective and shall survive such termination.

Section 11.   Representations and Indemnities to Survive Delivery.

              The respective indemnities, agreements, representations, warranties and other statements of each of the Company and the Guarantor, of its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any Issuer or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

Section 12.   Notices.

              All communications hereunder shall be in writing and shall be mailed, hand delivered, overnight couriered or telecopied and confirmed to the parties hereto as follows:


If to the Underwriters:

NationsBanc Montgomery Securities LLC
100 Tryon Street, 7th Floor
Charlotte, NC  28255
Facsimile:  (704) 388-9942
Attention:  Jan Schipper


with a copy to:

Latham & Watkins
885 Third Avenue
New York, New York  10022
Facsimile:  (212) 751-4864
Attention:  Gregory A. Ezring, Esq.

If to the Company:

Chattem, Inc.
1715 West 38th Street
Chattanooga, Tennessee  37409
Facsimile:  (423) 821-6423
Attention:  A. Alexander Taylor, President and Chief Operating Officer


with a copy to:

Miller & Martin, LLP
100 Volunteer Building
832 Georgia Avenue
Chattanooga, Tennessee  37402
Facsimile:  (423) 785-8480
Attention:  Hugh F. Sharber, Esq.


Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 13.   Successors.

              This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Securities as such from any of the Underwriters merely by reason of such purchase.

Section 14.   Partial Unenforceability.

              The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 15.   Governing Law Provisions.

              THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

Section 16.   General Provisions.

              This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

              Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 hereof and the contribution provisions of Section 9 hereof, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any Preliminary Prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.


                            [Signature pages follow]

              If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Issuers the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.



                                     Very truly yours,


                                     CHATTEM, INC.




                                     By:
                                        -------------------------------------
                                        Name: A. Alexander Taylor
                                        Title: President and Chief Operating
                                               Officer




                                    SIGNAL INVESTMENT & MANAGEMENT CO.




                                    By:
                                       ---------------------------------------
                                       Name: A. Alexander Taylor
                                       Title: President

              The foregoing Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.


NATIONSBANC MONTGOMERY SECURITIES LLC



By:
   ----------------------------------
   Name:
   Title:


LEHMAN BROTHERS INC.



By:
   ----------------------------------
   Name:
   Title:

                                   SCHEDULE A


                                                          Aggregate Principal
                                                           Amount of Notes
Underwriters                                              -------------------

NationsBanc Montgomery Securities LLC ..............         $52,500,000.00

Lehman Brothers Inc.................................         $22,500,000.00
                                                             ==============
     Total..........................................         $75,000,000.00

                                   SCHEDULE B


                                  SUBSIDIARIES


                                            Jurisdiction of
                                            ---------------
Name                                        Incorporation
----                                        -------------



Signal Investment & Management Co.          Delaware

Chattem (Canada) Inc.                       Canada

Chattem (U.K.) Limited                      United Kingdom

HBA Insurance, Ltd.                         Bermuda

                                    EXHIBIT A

                     Form of opinion of Miller & Martin LLP.


              1. Each of the Company and the Guarantor is validly existing as a corporation and in good standing under the laws of its jurisdiction of incorporation. Each of the Company and the Guarantor is duly qualified to do business and in good standing as a foreign organization in each jurisdiction with respect to which it has certified to us that it owns property, maintains business or has employees (except where failure to so qualify would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect).

              2. Each of the Company and the Guarantor has the corporate power and authority to execute and deliver, and to consummate the transactions contemplated by, the Underwriting Agreement; the Company has the corporate power and authority to issue and deliver the Notes as contemplated by the Underwriting Agreement; the Guarantor has the corporate power and authority to issue and deliver the Guarantee as contemplated by the Underwriting Agreement.

              3. The execution and delivery of the Underwriting Agreement have been duly authorized by all requisite corporate action of the Company and the Guarantor; and the Underwriting Agreement has been duly executed and delivered by, and is a valid and binding agreement of, the Company enforceable against the Company and the Guarantor.

              4. The execution and delivery of the Indenture have been duly authorized by all requisite corporate action of the Company and the Guarantor; and the Indenture has been duly executed and delivered by the Company and the Guarantor, and assuming due authorization, execution and delivery by the Trustee, is a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except that enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and the exercise of discretionary authority of any court before which a proceeding may be brought.

              5. The execution and delivery of the Securities have been duly authorized by all requisite corporate action of the Company and the Guarantor; the Notes have been duly executed and delivered by the Company and the Guarantees have been duly executed and delivered by the Guarantor and, assuming due authentication by the Trustee, the Notes and the Guarantees are valid and binding obligations of the Company and the Guarantor respectively, entitled to the benefits of the Indenture, enforceable against the Company and the Guarantor in accordance with their terms, except that enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and the exercise of discretionary authority of any court before which a proceeding may be brought. The Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with this Agreement, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

              6. All of the capital stock of the Company's subsidiaries is owned of record by the Company, except for directors' qualifying shares in the case of Chattem (U.K.) Ltd. and HBA Insurance Ltd. All shares of capital stock of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable (except that no opinion is expressed with respect to Chattem (U.K.) Ltd. and HBA Insurance Ltd.) and except as disclosed in the Prospectus, to our knowledge, all such shares are owned by the Company free and clear of any security interests, liens, pledges or encumbrances.

              7. To the knowledge of such counsel, neither the Company nor any of its subsidiaries is in violation of its corporate charter or bylaws, or in default under any material agreement (including loan and credit agreements), indenture or instrument known to such counsel, which default could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; to the best knowledge of such counsel, the Company and each of its subsidiaries is not in violation of any material law, ordinance, governmental rule or regulation or court decree to which it may be subject which violation, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

              8. The execution and delivery by the Company and the Guarantor of the Underwriting Agreement and the Indenture and the consummation by the Company and the Guarantor of the other transactions contemplated thereby and by the Prospectus will not (A) to the knowledge of such counsel, result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement or instrument of the Company or any of its subsidiaries or (B) result in any violation of the provisions of the charter or bylaws of the Company or any of its subsidiaries, or, to the knowledge of such counsel, any applicable law, rule or regulation with respect to the Company or any of its subsidiaries or, to the knowledge of such counsel, any rule or regulation or order of any court or governmental agency having jurisdiction over the Company or any of its subsidiaries, except for such violations that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the knowledge of such counsel, except for such consents, approvals or authorizations of, or filings, registrations or qualifications with, governmental authorities as may be required under the Securities Act and the rules and regulations thereunder, the Trust Indenture Act and the rules and regulations thereunder or applicable states securities or Blue Sky laws, rules or regulations (all of such laws, rules and regulations are collectively referred to herein as "Securities Laws") in connection with the purchase and distribution of the Notes by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required in connection with the execution and delivery by the Company and the Guarantor of the Underwriting Agreement or the Indenture or the consummation by the Company and the Guarantor of the other transactions contemplated thereby and by the Prospectus and the issuance and sale of the Securities by the Company and the Guarantor.

              9. The descriptions in the Prospectus of the Indenture and the Securities are accurate summaries of such documents in all material respects.

              10. To the knowledge of such counsel, the Company and its subsidiaries, both before and immediately after giving effect to the transaction contemplated by the Underwriting Agreement, own or otherwise possess the right to use all patents, trademarks, service marks, trade names and copyrights, all applications and registrations for each of the foregoing, used in the conduct of their respective businesses as currently conducted; and, to the knowledge of such counsel, except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries has received any notice, of any infringement of or conflict with the rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect on the Company.

              11. To the knowledge of such counsel, the statements (i) in the Prospectus under the headings "Risk Factors -- Government Regulation," "Risk Factors -- Reliance on Brands; Intellectual Property Concerns," "Risk Factors -- Environmental Matters, "The Company -- Trademarks and Patents," "The Company -- Government Regulation," "The Company -- Environmental Matters," and "Certain United States Federal Tax Considerations For Non-United States Holders," (ii) in
Item 14 and Item 15 of Part II of the Registration Statement and (iii) incorporated by reference under the caption "Incorporation of Certain Documents by Reference" in the Prospectus, insofar as such statements constitute matters of law or legal conclusions, have been reviewed by us and fairly present in all material respects the information disclosed therein

              12. To such counsel's knowledge, no legal or governmental proceedings are pending to which the Company or any of its subsidiaries is a party that would be required under the Securities Act to be described in the Registration Statement that are not so described or, to our knowledge, that seek to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to the Underwriters or the consummation of the transactions described in the Prospectus under the caption "Use of Proceeds."

              13. Neither the Company nor any of its subsidiaries is subject to registration and regulation as an "investment company" within the meaning of the Investment Company Act.

              14. The Registration Statement has been declared effective by the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act, and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

              15. The Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, comply as to form in all material respects with the requirements for registration statements on Form S-3 under the Securities Act and the Exchange Act.

              16. Except as disclosed or incorporated by reference in the Prospectus, to our knowledge, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement, except for such rights as have been duly waived.

              17. No shareholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (i) by operation of the charter or by-laws of the Company or (ii) by operation of the Tennessee Business Corporation Act or (ii) to our knowledge, otherwise.

              In addition, such counsel shall also state that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters and their counsel at which the contents of the Prospectus and related matters were discussed and, although we are not passing upon and do not assume any responsibility for and have not verified the accuracy, completeness or fairness of the statements contained in the Prospectus, and have not made any independent check or verification thereof, on the basis of the foregoing (relying as to materiality to the extent we deem appropriate upon facts provided by officers and other representatives of the Company), no facts have come to our attention that lead us to believe that (i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus, as of its date or as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which there were made, not misleading (it being understood that we do not express any belief or opinion with respect to the financial statements, schedules and other financial and statistical data included in, or omitted from, the Registration Statement or the Prospectus).